UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2020

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street, Suite 400 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The NASDAQ Capital Market

Item 1.01    Entry into a Material Definitive Agreement

Royalty Interest Transaction

On October 8, 2020, Jaguar Health, Inc. (the “Company”) entered into a royalty interest purchase agreement (the “Purchase Agreement”) with Iliad Research and Trading, L.P., a Utah limited partnership affiliated with Chicago Venture Partners, L.P. (“Iliad”), pursuant to which the Company sold to Iliad a royalty interest (the “Royalty Interest”) entitling Iliad to receive $12,000,000 of future royalties on sales of Mytesi® (crofelemer) and certain up-front license fees and milestone payments from licensees and/or distributors (subject to adjustment as provided below, the “Royalty Repayment Amount”) for an aggregate purchase price of $6,000,000. The Company will use the proceeds to support advancement of research activities associated with its pipeline, including the Company’s lead product candidate, crofelemer for cancer therapy-related diarrhea, and general corporate purposes. Interest will accrue on the Royalty Repayment Amount at a rate of 10% per annum, compounding quarterly.

The Company will be obligated to make minimum royalty payments on a monthly basis beginning on May 10, 2021 in an amount equal to the greater of (i) $250,000 (which increases to $400,000 beginning on October 9, 2021, $600,000 beginning on April 9, 2022, and $750,000 beginning on October 9, 2022) and (ii) 10% of the Company’s net sales of Mytesi and 10% of worldwide revenues related to upfront licensing fees and milestone payments from licensees and/or distributors, but specifically excluding licensing fees and/or milestone payments that are reimbursements of clinical trial expenses. The Company previously announced its entry into a term sheet with respect to this transaction in its Current Report on Form 8-K filed on October 1, 2020.

Pursuant to the terms of the Royalty Interest, if the volume weighted average price of the Company’s common stock, par value $0.0001 per share (“Common Stock”) for a given calendar week is not equal to or greater than $0.3035 at least twice during each calendar month during the six-month period beginning on November 1, 2020, then the Royalty Repayment Amount will automatically be increased by $6 million at the end of such six-month period. Upon mutual agreement the parties may agree to consummate additional royalty financings of approximately $5 million and $6 million in February 2021 and July 2021, respectively.

Under the Purchase Agreement, the Company is subject to certain covenants, including the obligations of the Company to: (i) timely file all reports required to be filed under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and not terminate its status as an issuer required to file reports under the Exchange Act; (ii) maintain listing of the Company’s common stock on a securities exchange; (iii) avoid trading in the Company’s common stock from being suspended, halted, chilled, frozen or otherwise ceased; (iv) not consummate any sale or liquidation of all or substantially all of the Company’s business or any material asset outside the ordinary course of business without Iliad’s prior consent unless an acquiring party specifically agrees to assume all rights and obligations associated with the Royalty Interest and, in Iliad’s discretion, is capable of fulfilling such obligations, (v) not grant a security or royalty interest in Mytesi for the primary purposes of raising capital without Iliad’s prior written consent, (vi) provide Mytesi revenue and net sales information to Iliad on a quarterly basis and (vii) other customary covenants and obligations, for which the Company’s failure to comply may be subject to certain liquidated damages, including a right for Iliad to increase the Royalty Repayment Amount by 15%.

The foregoing descriptions of the Royalty Interest and Purchase Agreement are not complete and are qualified in their entirety by reference to the Royalty Interest and Purchase Agreement, respectively, which are filed as Exhibit 4.1 and Exhibit 10.1, respectively, to this report and incorporated by reference herein.

Exchange Agreement

On October 8, 2020, the Company entered into an exchange agreement (the “Exchange Agreement”) with Iliad, pursuant to which the Company and Iliad agreed to exchange the 285,000 shares (the “Original Shares”) of the Company’s Series C Perpetual Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”) held by Iliad for (i) 250,000 shares of Common Stock (the “Exchange Shares”) and (ii) pre-funded warrants to purchase 7,057,692 shares of Common Stock (the “Exchange Warrants” and, together with the Exchange Shares and the shares of Common Stock underlying the Exchange Warrants, the “Exchange Securities”) (the “Preferred Exchange Transaction”). The Exchange Agreement also includes customary representations, warranties and covenants between the parties.

The Exchange Securities are being issued by the Company pursuant to a registration statement on Form S-3 (333-248763), which was declared effective by the Securities and Exchange Commission (the “Commission”) on September 23, 2020 (the “Registration Statement”), including the related base prospectus contained therein and a prospectus supplement that the Company intends to file on October 9, 2020.

The Pre-Funded Warrants were issued to Iliad, whose receipt of any shares of Common Stock beyond the Exchange Shares would otherwise result in Iliad, together with its affiliates and certain related parties, beneficially owning more than 9.99% of the Company’s outstanding Common Stock, in lieu of additional shares of Common Stock in exchange for the Original Shares. Each Pre-Funded Warrant represents the right to purchase one share of Common Stock at an exercise price of $0.0001 per share. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The Pre-Funded Warrants provide that the number of shares that may be exercised shall be limited to ensure that, following such exercise, the number of shares of Common Stock beneficially owned by Iliad does not exceed 9.99% of the total number of shares of Common Stock then issued and outstanding.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The legal opinion and consent of Reed Smith LLP addressing the validity of the Exchange Securities is filed as Exhibit 5.1 and Exhibit 23.1, respectively, to this Current Report on Form 8-K and are incorporated into the Registration Statement.

The foregoing description of the Pre-Funded Warrants and the Exchange Agreement do not purport to be complete and is qualified in its entirety by reference to the form of Pre-Funded Warrant and the Exchange Agreement, copies of which are filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed on October 8, 2020 and Exhibit 10.2 hereto, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 under the heading “Royalty Interest Transaction” is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 under the heading “Royalty Interest Transaction” is hereby incorporated by reference into this Item 3.02 in its entirety. The sale of the Royalty Interest pursuant to the Purchase Agreement was effected in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
4.1	Royalty Interest, dated October 8, 2020, by and between Jaguar Health, Inc. and Iliad Research and Trading, L.P.
4.2	Form of Pre-Funded Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (No. 001-36714) filed on October 9, 2020).
5.1	Opinion of Reed Smith LLP as to the legality of the Exchange Securities.
10.1	Royalty Interest Purchase Agreement, dated October 8, 2020, by and between Jaguar Health, Inc. and Iliad Research and Trading, L.P.
10.2	Exchange Agreement, dated October 8, 2020, by and between Jaguar Health, Inc. and Iliad Research and Trading, L.P.
23.1	Consent of Reed Smith LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte
	Name:	Lisa A. Conte
	Title:	President and Chief Executive Officer

Date: October 9, 2020